UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2009

STREAM GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33739	26-0420454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 William Street, Suite 310, Wellesley, Massachusetts	02481
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 304-1800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

General

On August 14, 2009, Stream Global Services, Inc. (“Stream”) entered into a Share Exchange Agreement (the “Exchange Agreement”) with EGS Corp., a Philippine corporation (“EGS”), EGS Dutchco B.V., a corporation organized under the laws of the Netherlands (“EGS Dutchco”) and NewBridge International Investment Ltd., a British Virgin Islands company (“NewBridge” and, together with EGS Dutchco, the “EGS Stockholders”). At the closing of the transactions contemplated by the Exchange Agreement (the “Closing”), the EGS Stockholders will transfer to Stream and Stream will acquire all of the capital stock of EGS then issued and outstanding owned by the EGS Stockholders (the “EGS Shares”), and NewBridge and/or its affiliate will contribute to Stream, and Stream will accept from NewBridge and/or its affiliate, the rights of such transferor with respect to $35,840,988 in principal under the Tranche B Convertible Bridge Loan of EGS (the “Bridge Loan”). Such acquisition of the EGS Shares and acceptance of the contribution of the Bridge Loan will be accomplished by means of a share exchange (the “Exchange”), pursuant to which, at the Closing, in consideration for the transfer and acquisition of the EGS Shares and contribution of the Bridge Loan to Stream, Stream will issue and deliver to the EGS Stockholders an aggregate of 33,653,446 shares of common stock of Stream (“Stream Common Stock”) (or, if elected by Stream or EGS, up to 9,800,000 shares of non-voting common stock of Stream (“Stream Non-Voting Common Stock”) or, if elected by Stream, cash of up to $9,990 in substitution for a portion of such shares of Stream Common Stock).

The Exchange Agreement

The following is a summary of the material terms of the Exchange Agreement and the transactions contemplated thereby, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. This summary does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement.

Representations and Warranties

The Exchange Agreement contains customary representations and warranties by each of Stream, EGS and the EGS Stockholders. The representations and warranties of Stream and EGS relate to, among other things: (a) proper organization and similar corporate matters; (b) the capital structure of each constituent company; (c) the authorization, performance and enforceability of the Exchange Agreement; (d) governmental filings and no violations; (e) financial information; (f) disclosure documents; (g) absence of undisclosed liabilities; (h) absence of certain changes; (i) litigation; (j) employee benefits; (k) compliance with laws; (l) environmental matters; (m) tax matters; (n) labor matters; (o) intellectual property; (p) title to properties; (q) contracts; (r) insurance; (s) no vote required; (t) brokers and finders; and (u) customers. The representations and warranties of the EGS Stockholders relate to, among other things: (a) title to shares; (b) authority; (c) no violations; (d) brokers and finders; and (e) securities laws matters.

Covenants

The Exchange Agreement contains customary covenants, including Stream and EGS agreeing to continue to operate their respective businesses in the ordinary and usual course prior to the Closing. Stream and EGS have also agreed not to take certain specified actions before the Closing without the prior written consent of the other party.

Conditions to Closing of the Exchange

General Conditions

Consummation of the transactions contemplated by the Exchange Agreement is conditioned upon closing conditions that include:

•	approval by the requisite vote of holders of Stream’s capital stock (which such approval has occurred);

•	expiration of the applicable waiting period under the Hart-Scott-Rodino Act;

•

no issuance of any order, executive order, stay, decree, judgment or injunction by any governmental authority, nor any statute, rule, regulation or law being enacted, which has the effect of making the Exchange illegal or otherwise prohibiting consummation of the Exchange or the other transactions contemplated by the Exchange Agreement;

•	approval for listing on the NYSE Amex of the shares of Stream Common Stock to be issued in the Exchange;

•	no action or proceeding seeking to impose any Action of Divestiture or Limitation (as defined in the Exchange Agreement) shall be instituted or pending before any governmental authority;

•

(i) exemptive relief by the Philippine Securities and Exchange Commission (“PSEC”), without material adverse conditions on Stream or eTelecare Global Solutions, Inc. (“eTelecare”) following the Closing, that an offer to purchase common shares of eTelecare (an “Offer”) need not be made in connection with the Exchange, (ii) exemptive relief by PSEC approving consummation of the Closing prior to commencement or completion of the Offer and confirming the Offer (A) does not have to be made for shares of eTelecare stock held by EGS or EGS Acquisition Corp. or (B) if an Offer is required to be made, that such Offer has not commenced and will not include participation by EGS or EGS Acquisition Corp., or (iii) completion of an Offer without being required to, or having participation from, EGS or EGS Acquisition Corp.; and

•

twenty calendar days shall have elapsed from the mailing of the Information Statement (as defined in the Exchange Agreement) to Stream’s stockholders and no stop order or similar proceeding was initiated or threatened in writing by the United States Securities and Exchange Commission (“SEC”) with respect thereto.

Stream’s Conditions to Closing

The obligations of Stream to consummate the transactions contemplated by the Exchange Agreement, in addition to the conditions described above, are conditioned upon each of the following, among other things:

•	the continued accuracy of the representations and warranties made by EGS and the EGS Stockholders in the Exchange Agreement, subject to certain qualifications;

•	performance in all material respects of obligations required to be performed by EGS and the EGS Stockholders under the Agreement;

•	the receipt of resignation letters from the directors of EGS, EGS Acquisition Corp. and eTelecare and other subsidiaries of eTelecare; and

•	the contribution by NewBridge to Stream of the Bridge Loan.

EGS and the EGS Stockholders’ Conditions to Closing

The obligations of EGS and the EGS Stockholders to consummate the transactions contemplated by the Exchange Agreement, in addition to the conditions described above, are conditioned upon each of the following, among other things:

•	the continued accuracy of the representations and warranties made by Stream in the Exchange Agreement, subject to certain qualifications;

•	performance in all material respects of obligations required to be performed by Stream under the Agreement;

•	resignation letters from certain directors of Stream;

•	Stream filing the Certificate of Amendment (as described in Item 5.03);

•	Stream adopting an amendment to its By-laws (as described in Item 5.03); and

•

Ares Corporate Opportunities Fund II, L.P. (“Ares”) having converted all of its outstanding shares of Series A Preferred Stock and Series B Preferred Stock into 35,085,134 shares of Stream Common Stock, and surrendered to Stream for cancellation all of the 7,500,000 warrants to purchase Stream Common Stock expiring August 7, 2018 it holds in exchange for, among other things, the issuance of 1,000,000 shares of Stream Common Stock.

Termination

The Exchange Agreement may be terminated at any time prior to the Closing as follows:

•	by mutual written consent of Stream, EGS and the EGS Stockholders;

•

by either Stream or EGS if the Exchange has not been consummated by December 31, 2009 (subject to extension to February 28, 2010 under certain circumstances), provided, however, that the right to terminate the Exchange Agreement shall not be available to any party whose failure to fulfill any obligation under the Exchange Agreement has been a principal cause of, or resulted in the failure of, the Exchange to occur on or before such date;

•

by either Stream or EGS if a governmental entity has issued an order, decree or ruling or taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Exchange;

•	by Stream if there has been a breach of, or failure to perform, any representation or covenant on the part of EGS or either EGS Stockholder, subject to certain qualifications; or

•	by EGS if there has been a breach of, or failure to perform, any representation or covenant on the part of Stream, subject to certain qualifications.

Indemnification

Certain of the representations and warranties, as well as the covenants set forth in Sections 4.1 and 4.2 of the Exchange Agreement, survive the date of the Closing and will continue for 12 months after the Closing (or longer in certain cases as set forth in the Exchange Agreement). The representations and warranties that survive and that may serve as the basis for an indemnification claim after the Closing are those relating to ownership of shares; capitalization; corporate authority; governmental filings and no violations; financial statements; compliance with laws, tax matters and brokers’ fees. Notwithstanding the foregoing, all representations, warranties and covenants of the parties pending Closing will expire upon the earlier of (a) Change of Control and (b) a Qualified Public Offering (each as defined in the Stockholders Agreement).

If EGS or the EGS Stockholders are the breaching parties, there would be calculated the Damages (as defined in the Exchange Agreement) attributable to the breach and the EGS Stockholders would be required to surrender to Stream a number of shares of Stream Common Stock determined by dividing such Damages by $5.30. No indemnification is provided unless and until, and only to the extent that, the amount of the Damages exceeds $10 million (or $2 million in the case of the tax matters representation) and the EGS Stockholders’ indemnification obligations are capped at $50 million.

If Stream is the breaching party, there would be calculated the Damages attributable to the breach and Stream would be required to issue to the EGS Stockholders in proportion to their relative ownership upon the Closing a number of additional shares of Stream Common Stock so that, following the issuance, the shares of Stream Common Stock owned by the EGS Stockholders would represent the percentage of the total shares of Stream Common Stock outstanding immediately after the Closing (after taking into account such issuance of additional shares of Stream Common Stock) equal to (a) the number of shares of Stream Common Stock held by the EGS Stockholders upon the Closing, divided by (b) (i) the aggregate number of shares of Stream Common Stock outstanding immediately after the Closing (without taking into account such issuance of additional shares of Stream Common Stock) less (ii) the amount of such Damages divided by $5.30. No indemnification is provided unless and until, and only to the extent that, the amount of the Damages exceeds $13 million (or $2.6 million in the case of the tax matters representation) and Stream’s indemnification obligations are capped at the number of shares sufficient to provide indemnification for $65 million of Damages.

In addition, under certain circumstances Stream may be required to indemnify EGS Dutchco for certain taxes, up to a maximum payment by Stream of $7,500,000.

Stockholders Agreement

In connection with the Exchange Agreement, Stream entered into a Stockholders Agreement (the “Stockholders Agreement”), dated as of August 14, 2009, by and among Stream, Ares, NewBridge, EGS Dutchco, Mr. R. Scott Murray (“Mr. Murray”) and Trillium Capital LLC (“Trillium”). Ares, NewBridge and EGS Dutchco are referred to, respectively, as the Ares Significant Investor, the Ayala Significant Investor and the PEP Significant Investor as long as certain share ownership requirements are met and are referred to collectively as the “Significant Investors.” The Stockholders Agreement will become effective upon the Closing and will replace the stockholders agreement between Stream and Ares attached as Exhibit 99.(D)(4) to Stream’s Schedule TO filed on August 7, 2008. The prior stockholders agreement will terminate upon the Closing pursuant to the Letter Agreement described below.

The following is a summary of the material terms of the Stockholders Agreement, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference. This summary is qualified in its entirety by reference to the Stockholders Agreement.

Board of Directors

Pursuant to the Stockholders Agreement, each (a) Significant Investor and (b) other party to such agreement (excluding Mr. Murray and Trillium) that owns, together with its affiliates, at least 5% of the then outstanding shares of Stream Common Stock agrees to vote all of its shares of Stream Common Stock to elect up to ten members of Stream’s board of directors as follows:

•	up to three members designated by the Ares Significant Investor as long as certain share ownership conditions are met;

•	up to three members designated by the Ayala Significant Investor and the PEP Significant Investor as long as certain share ownership conditions are met;

•

one member who satisfies applicable director independence requirements for continued listing of Stream Common Stock (an “Independent Director”) designated by the Ares Significant Investor as long as certain share ownership conditions are met (and thereafter by Stream’s board of directors with Requisite Board Approval);

•

one Independent Director designated by the Ayala Significant Investor and the PEP Significant Investor as long as certain share ownership conditions are met (and thereafter by Stream’s board of directors with Requisite Board Approval);

•	one Independent Director designated by Stream’s board of directors with Requisite Board Approval; and

•	one member who holds the position of Stream’s Chief Executive Officer.

“Requisite Board Approval” means approval of a majority of the members of Stream’s board of directors, which majority must, subject to certain conditions, include one member designated by the Ares Significant Investor and one member designated by the Ayala Significant Investor and the PEP Significant Investor.

In addition to the foregoing voting requirements and designation rights, as long as it or they own at least 25% of the shares of Stream Common Stock it or they owned at the Closing (in all cases, together with their respective affiliates), each of (a) the Ares Significant Investor and (b) the Ayala Significant Investor and the PEP Significant Investor is entitled to designate members of each

Stream board of directors committee (other than special committees where a conflict of interest exists) in an equal proportion to their board of directors designation rights (other than for Independent Directors).

In addition, Stream’s Chief Executive Officer will be the chairman of the Stream board of directors and, as long as he is a director designated by the Ayala Significant Investor and the PEP Significant Investor to Stream’s board of directors, Mr. Alfredo Ayala will serve as the vice chairman of the Stream board of directors and as non-executive chairman of the boards of directors of EGS, EGS Acquisition Corp. and eTelecare.

Transfer Restrictions

With limited exceptions, each of Ares, NewBridge, EGS Dutchco, Mr. Murray and Trillium (each an “Investor”) is subject to restrictions on transfers of capital stock it owns at the Closing or acquires pursuant to its rights under the Stockholders Agreement. However, each Investor is permitted to transfer its capital stock to any affiliate of the Investor (including, as applicable, family members, heirs and estate planning entities) who becomes a party to the Stockholders Agreement as an “Investor” (a “Permitted Transferee”) and becomes subject to the same terms and conditions, including transfer restrictions. If a Permitted Transferee later ceases to be an affiliate of the transferring Investor, such Permitted Transferee is required to transfer the capital stock back to the original Investor. Other exceptions to the transfer restrictions described below (together with the foregoing permitted transfers, “Permissible Transfers”) include (a) distributions in kind by Significant Investors on a pro rata basis to their equity owners, (b) transfers pursuant to an effective registration statement or Rule 144 under the Securities Act of 1933 (the “Securities Act”), (c) transfers pursuant to a tender offer subject to Section 14(d)(1) of the Securities Exchange Act of 1934 (other than a tender offer made by an Investor) and (d) sales pursuant to tag along or drag along transactions (described below).

In addition, transfers by the Investors to a list of specified competitors of Stream are prohibited except (a) in a drag along sale (described below), (b) in a Change of Control (as defined in the Stockholders Agreement) or (c) with the unanimous approval of the Significant Investors and, as long as he serves as Chief Executive Officer, Mr. Murray.

Other than in Permissible Transfers, no Investor may transfer its shares of Stream Common Stock or, other than to Stream, its publicly-held warrants to purchase Stream Common Stock that are outstanding as of the Closing (“Public Warrants”) prior to the second anniversary of the date of the Exchange Agreement without the prior written consent of each Significant Investor.

In addition, transfers by the Investors (whether before or after the second anniversary of the date of the Exchange Agreement), other than in Permissible Transfers, are subject to a right of first offer in favor of Stream and then a right of first offer in favor of the Significant Investors and tag along rights in favor of the non-initiating Investors.

In addition to the rights of first offer and tag along rights, any of the Significant Investors may initiate a drag along whereby the remaining Investor(s) (excluding Mr. Murray and Trillium) can be required to (a) sell their shares to a third party on the same terms as the initiating/consenting holder(s) or (b) approve a sale of all or substantially all of the assets of Stream in a Change of Control. Prior to the fourth anniversary of the date of the Exchange Agreement, the drag along right is subject to the approval of all Significant Investors if the consideration is equivalent to less than $12 per share of Stream Common Stock or a Requisite Majority if the consideration is equivalent to $12 or more per share of Stream Common Stock. After the fourth anniversary of the date of the Exchange Agreement, the drag along right is subject to the approval of a Requisite Majority. “Requisite Majority” means any two Significant Investors, which two must include the Ares Significant Investor as long as it owns, together with its affiliates, (i) at least two-thirds of the shares of Stream Common Stock that Ares and its affiliates owned at the Closing and (ii) a greater number of shares of Stream Common Stock than either the Ayala Significant Investor and its affiliates or the PEP Significant Investor and its affiliates, provided that a Significant Investor’s approval is no longer required where it, together with its affiliates, no longer owns at least 7.5% of the then outstanding shares of Stream Common Stock.

Participation Rights

Each issuance or sale by Stream (or any of its subsidiaries) of its capital stock or other securities exchangeable or convertible into shares of its capital stock is subject to the prior right of the Investors to purchase a portion of the securities to be issued or sold in proportion to their respective ownership of Stream (assuming conversion, exercise and/or exchange of all outstanding securities convertible into or exercisable or exchangeable for Stream Common Stock, but excluding publicly-held warrants to purchase Stream Common Stock not held by any Investor). Investors wishing to participate in an issuance or sale must exercise their right by delivering notice to Stream within ten business days after notice of such issuance or sale from Stream.

The Investors’ participation rights terminate on the first underwritten public offering and sale of Stream Common Stock after August 14, 2009 after which, but not necessarily as a result of which, outstanding shares of Stream Common Stock issued pursuant to a registration statement under the Securities Act (other than Stream Common Stock (i) held by an affiliate or executive officer of Stream or (ii) issued pursuant to Form S-8 or a comparable form), represent at least 20% of the then outstanding shares of Stream Common Stock (a “Qualified Public Offering”). The Investors’ participation rights do not apply to certain types of issuances including (a) upon exercise of Public Warrants owned by an Investor as of the Closing, (b) upon conversion or exercise of convertible or exercisable securities issued in compliance with participation rights provisions, (c) pursuant to the participation rights, (d) upon conversion of Stream Non-Voting Common Stock, (e) pursuant to a public offering of Stream Common Stock for cash under a registration statement, (f) pursuant to a Rule 144A under the Securities Act, (g) pursuant to indemnification obligations under the Exchange Agreement, (h) in connection with any stock split or stock dividend or any subdivision or combination approved by Stream’s board of directors, (i) issuances representing in the aggregate less than 5% of the then outstanding shares of Stream Common Stock to lenders not affiliated with an Investor for a borrowing, line of credit or similar financing approved by Stream’s board of directors,

(j) subject to required approval by a Requisite Majority (described below), in acquisitions or mergers involving Stream or its subsidiaries approved by Stream’s board of directors, (k) subject to any required approval by a Requisite Majority, to employees, directors or officers of, or consultants to Stream or its subsidiaries under a plan or agreement approved by Stream’s board of directors, (l) between Stream and its subsidiaries and (m) upon exercise of Public Warrants not owned by an Investor (which are subject to the following participation rights).

In addition to the participation rights described above, each Significant Investor is entitled to purchase for $6 per share its pro rata portion of a number of shares of Stream Common Stock equal to 2.4364 times the number of shares of Stream Common Stock (if any) issued upon exercise after the Closing of Public Warrants. An aggregate maximum of 50 million shares of Stream Common Stock may be issued upon exercise of the warrant participation rights and the number of shares subject to these rights declines ratably as the number of Public Warrants outstanding decline. Otherwise, these participation rights expire on the expiration of the Public Warrants on October 17, 2011.

Approval Rights

Stream will not, without the prior written consent of (a) the Ares Significant Investor, if the Ares Significant Investor and its affiliates own at least one-third of shares of Stream Common Stock that Ares and its affiliates owned at the Closing, (b) the Ayala Significant Investor, if the Ayala Significant Investor and its affiliates own at least 50% of the shares of Stream Common Stock that NewBridge and its affiliates owned at the Closing and (c) the PEP Significant Investor, if the PEP Significant Investor and its affiliates own at least 50% of the shares of Stream Common Stock that EGS Dutchco and its affiliates owned at the Closing, take (or, as applicable, permit its subsidiaries to take) any of the following actions:

•	consummate a Change of Control on or prior to the fourth anniversary of the date of the Exchange Agreement for consideration less than $12.00 per share;

•

incur indebtedness for borrowed money in an aggregate principal amount (excluding obligations with respect to capital leases) on a consolidated basis that would exceed 4.5 times Adjusted EBITDA (as defined in the Stockholders Agreement) for the immediately preceding 12-month period;

•	sell or otherwise dispose of any of its properties or assets for a price in excess of $50 million in a single transaction or series of related transactions;

•	enter into any transaction with an affiliate of Stream, other than on an arm’s length basis;

•	amend, alter or repeal any provision of Stream’s certificate of incorporation or by-laws;

•	change Stream’s domicile from the U.S.;

•	make any material change in Stream’s accounting policies (to the extent such change would require the approval of Stream’s board of directors);

•	repurchase or redeem any capital stock held by an Investor, other than from all Investors on a pro rata basis according their ownership of Stream capital stock; or

•	amend or modify the terms of the Tranche A Loan, Tranche C Loan, or Tranche D Loan (each as defined in the Stockholders Agreement) to EGS and EGS Acquisition Corp.

Other than as expressly contemplated by the Exchange Agreement or the Stockholders Agreement, Stream will not, without the prior written consent of a Requisite Majority, take or agree to (or permit its subsidiaries to take or agree to) any of the following actions:

•	consummate a Change of Control on or prior to the fourth anniversary of the date of the Exchange Agreement for consideration more than $12.00 per share;

•	after the fourth anniversary of the date of the Exchange Agreement, consummate a Change of Control;

•	make any investment or enter into any joint venture or strategic alliance involving payments (cash, property or securities) by Stream of more than $50 million in the aggregate;

•

issue, repurchase or redeem any of its capital stock (or securities convertible into or, or exchangeable or exercisable for capital stock), other than (i) under Stream’s option plan, (ii) upon exercise of the Public Warrants, (iii) pursuant to participation rights described above or (iv) repurchases from employees, officers, directors or consultants at termination of service;

•	declare or pay any dividend or make any distribution on Stream’s capital stock (other than dividends on Stream Common Stock payable solely in shares of Stream Common Stock);

•

guarantee, assume, incur or refinance any indebtedness for borrowed money, other than capitalized leases in an aggregate annual amount less than $25 million or under Stream’s existing credit agreement, provided that Requisite Majority consent is required for changes to that credit agreement;

•	enter into, change or terminate any agreement with Stream’s Chairman and/or Chief Executive Officer;

•	enter into any settlement agreement relating to a legal proceeding providing for a payment by Stream of more than $15 million;

•	establish, change or terminate any equity incentive plan; or

•	enter into any transaction with an affiliate of Stream providing for payments by Stream in excess of $1 million.

In addition, Stream will not, without Requisite Board Approval, (i) approve a budget for any fiscal year or a material deviation from an approved budget, or (ii) commence any liquidation, dissolution or voluntary bankruptcy, administration, recapitalization or reorganization of Stream.

Other Stockholders Agreement Terms

Pursuant to the Stockholders Agreement, Stream is obligated to amend its 2008 Stock Incentive Plan to increase the number of shares of Stream Common Stock reserved for issuance to 10 million shares.

Amendments to or waivers of the provisions of the Stockholders Agreement require the consent of Stream and (a) the Requisite Majority or (b) if none of the Significant Investors, together with its affiliates, owns at least 7.5% of the then outstanding shares of Stream Common Stock, Investors owning a majority of Stream’s voting securities then owned by the Investors provided that (i) consent of a Significant Investor also is required as long as it, together with its affiliates, owns more than 5% of the then outstanding shares of Stream Common Stock and (ii) other consents also are required of each Significant Investor, Mr. Murray and Trillium, or any Investor in certain circumstances specified in the Stockholders Agreement.

The rights and obligations of each of Ares, NewBridge and EGS Dutchco as “Significant Investors” may be transferred to a third party in the event of a transfer by it of at least one-half of the shares of Stream Common Stock owned by it as of the Closing and the designation of the transferee as its replacement Significant Investor.

The number of “shares of Stream Common Stock” owned by an Investor or its affiliates includes (a) shares of Stream Common Stock owned by an Investor upon the Closing, (b) shares of Stream Common Stock actually issued upon exercise or conversion of or in exchange for Public Warrants owned by an Investor upon the Closing, (c) shares of Stream Common Stock and other securities exercisable or convertible into or exchangeable for Stream Common Stock, in each case acquired pursuant to the Stockholders Agreement (including rights of first offer and participation rights) and (d) securities acquired by an Investor in a stock split, dividend, subdivision or combination of the foregoing.

Termination

The Stockholders Agreement terminates upon the earlier of (a) the first date on which the Significant Investors, together with their affiliates, collectively own less than 10% of the then outstanding shares of Stream Common Stock and (b) the consummation of a transaction or series of related transactions in which (i) equity securities representing in excess of 50% of the voting and economic power of Stream or a successor entity immediately following the transaction are owned by a person or persons other than the Significant Investors or (ii) all or substantially all of Stream’s assets are sold (other than to a wholly-owned subsidiary of Stream).

Amended and Restated Registration Rights Agreement

In connection with the Exchange Agreement, Stream entered into an Amended and Restated Registration Rights Agreement (“Registration Rights Agreement”), dated as of August 14, 2009, among Stream, Ares, NewBridge, EGS Dutchco, Mr. Murray, and certain of the founding stockholders of Stream. Pursuant to the Registration Rights Agreement, Stream grants certain rights with respect to registration under the Securities Act of 1933, as amended (the “Securities Act”) of Stream Common Stock.

The following is a summary of the material terms of the Registration Rights Agreement, a copy of which is attached as Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by reference. This summary is qualified in its entirety by reference to the Registration Rights Agreement.

Registrable Securities

“Registrable Securities” includes (a) shares of Stream Common Stock (i) held by an Investor on the Closing Date, (ii) issuable upon conversion of shares of Stream Non-Voting Common Stock held by an Investor on the Closing Date, (iii) acquired by an Investor after the Closing Date under the Stockholders Agreement or (iv) issuable upon exercise, conversion or exchange of any security exercisable or convertible into or exchangeable for Stream Common Stock acquired by an Investor after the Closing Date under the Stockholders Agreement and (b) Stream Common Stock owned by founding stockholders, in each case together with any securities issued or issuable upon any stock split, dividend or recapitalization or similar event with respect to the foregoing; provided that such shares will cease to be “Registrable Securities” when (i) sold to or through a broker, dealer or underwriter in a distribution to the public or otherwise on or through the facilities of the securities exchange or market, (ii) sold under a registration statement, or (iii) in the case of founder shares, eligible for sale under Rule 144 of the Securities Act without restrictions.

Shelf Registration

Prior to a Qualified Public Offering, upon the receipt of a request from a Requisite Majority requesting a shelf registration or, following a Qualified Public Offering, upon the receipt of a request from any Significant Investor (a “Purchaser Request”), Stream shall use its reasonable best efforts to prepare and file with the SEC a shelf registration statement covering the resale of all Registrable Securities then held by the Significant Investors. After the earlier of (i) the first date on which the Ares Significant Investor owns less than one-third of the Registrable Securities owned by Ares and its affiliates as of the Closing, the Ayala Significant Investor owns less than 50% of the Registrable Securities owned by NewBridge and its affiliates as of the Closing and the PEP Significant Investor owns less than 50% of the Registrable Securities owned by EGS Dutchco and its affiliates as of the Closing or (ii) a Qualified Public Offering, upon the receipt of a request from a holder or holders of a majority of the Registrable Securities party to the Registration Rights Agreement (each a “Holder”), Stream shall use its reasonable best efforts to prepare and file with the SEC a shelf registration statement covering the resale of all Registrable Securities then held by the Holders.

Demand Registration

If at any time Stream shall receive (i) a Purchaser Request or (ii) after the earlier of (A) the first date on which the Ares Significant Investor owns less than one-third of the Registrable Securities owned by Ares and its affiliates as of the Closing, the Ayala Significant Investor owns less than 50% of the Registrable Securities owned by NewBridge and its affiliates as of the Closing and the

PEP Significant Investor owns less than 50% of the Registrable Securities owned by EGS Dutchco and its affiliates as of the Closing, or (B) a Qualified Public Offering, a request from Holders of a majority of Registrable Securities then held by the Holders, Stream shall use its reasonable best efforts to prepare and file with the SEC a registration statement with respect to all Registrable Securities which are requested to be registered. Stream shall be obliged to effect not more than four demand registrations for each Significant Investor, and only if such registration would include Registrable Securities with an aggregate value of at least $10 million.

Piggy-Back Registration

If Stream registers Stream Common Stock under the Securities Act in connection with the public offering of such securities solely for cash, each Holder may request a piggy-back registration of their Registrable Securities.

Effectiveness

The Registration Rights Agreement will not become effective until the Closing. If the Exchange Agreement is terminated prior to the Closing, the Registration Rights Agreement will automatically terminate and the prior agreement will remain in full force and effect.

Ares Letter Agreement

In connection with the Exchange Agreement, Stream entered into a letter agreement dated August 14, 2009 with Ares (the “Letter Agreement”) providing for:

•

conversion, effective immediately prior to the Closing, of 150,000 shares of Stream’s Series A Convertible Preferred Stock and all accrued but unpaid dividends thereon, into 34,919,792 shares of Stream Common Stock;

•

conversion, effective immediately prior to the Closing, of 702 shares of Stream’s Series B Convertible Preferred Stock and all accrued but unpaid dividends thereon, into 165,342 shares of Stream Common Stock;

•

the transfer and sale by Ares to Stream of 7,500,000 warrants to purchase Stream Common Stock expiring August 7, 2018 in exchange, among other things, for the issuance of 1,000,000 shares of Stream Common Stock;

•

at Stream’s option after the Closing but prior to November 30, 2009, transfer and sale by Ares to Stream of 425,000 warrants to purchase Stream Common Stock expiring October 17, 2011 for an aggregate purchase price of $63,750;

•

termination, effective as of the Closing, of (a) the Stockholders Agreement dated as of August 7, 2008 attached as Exhibit 99.(D)(4) to Stream’s Schedule TO filed on August 7, 2008 and (b) certain sections of the Preferred Stock Purchase Agreement dated as of June 2, 2008 by and between Ares and Stream;

•	Ares consent and approval of the transactions contemplated by the Exchange Agreement, including in connection with the Registration Rights Agreement; and

•	a mutual release of any claims arising prior to the execution of the Letter Agreement.

The Letter Agreement will terminate and be of no further force or effect if the Exchange Agreement is duly terminated.

The foregoing summary of the material terms of the Letter Agreement, a copy of which is attached as Exhibit 4.3 to this Current Report on Form 8-K and incorporated herein by reference. This summary is qualified in its entirety by reference to the Letter Agreement.

Item 1.02.	Termination of a Material Definitive Agreement.

The termination, as of the Closing, of the Ares Stockholders Agreement pursuant to the Letter Agreement described under Item 1.01 above is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the reconstitution of the Stream board of directors in accordance with the Stockholders Agreement, each of G. Drew Conway and Stephen D.R. Moore intend to resign as a member of the board of directors, and any committee thereof, of Stream, effective upon the Closing.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Amendment of Certificate of Incorporation

On August 14, 2009, Stream’s board of directors and stockholders approved a certificate of amendment to be filed with the Secretary of State of the State of Delaware upon the Closing (the “Certificate of Amendment”). The Certificate of Amendment will amend Stream’s certificate of incorporation, as amended, to among other things: (a) increase the total number of authorized shares of Stream’s capital stock to 212,000,000, consisting of 200,000,000 shares of Stream Common Stock, 11,000,000 shares of Stream Non-Voting Common Stock and 1,000,000 shares of preferred stock; (b) authorize 11,000,000 for Stream Non-Voting Common Stock, which shall be equivalent to Stream Common Stock except that Stream Non-Voting Common Stock shall have no voting rights other than as required by law and shall be convertible into Stream Common Stock after the earliest of (i) the first anniversary of the Closing, (ii) termination of Stream’s existing credit agreement as of August 14, 2009 or (iii) the consummation of a Change of Control; (c) define a quorum of Stream’s board of directors and any committee of the board of directors in accordance with the By-laws summarized below; (d) amend the definition of “Acceleration Event” in the Certificate of Designations of the Series A Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on August 7, 2008 to treat Stream’s

Non-Voting Common Stock the same as Stream Common Stock; and (e) amend the definition of “Fundamental Transaction” in the Certificate of Designations of the Series B Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on March 13, 2009 to treat Stream’s Non-Voting Common Stock the same as Stream Common Stock.

A copy of the Certificate of Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference. This summary is qualified in its entirety by reference to the Certificate of Amendment.

Amended and Restated By-Laws

On August 14, 2009, Stream approved an amendment and restatement to its Second Amended and Restated By-laws (the “By-laws”) that shall be effective upon the Closing. Effective upon the Closing, the By-laws are amended to, among other things: (a) remove the section defining the record date for determination of the stockholders entitled to notice of or to vote at any meeting of stockholders; (b) include references to the Stockholders Agreement; (c) limit the scope of the inspector of election’s duties to ascertaining the number of shares of capital stock and the voting power of each share, determining the shares represented at the stockholders meeting and the validity of proxies and ballots, counting all votes, determining and retaining for a reasonable period a record of any challenges made to any determination by the inspectors, and certifying the inspectors’ determination of the number of shares represented at the meeting and the count of all votes and ballots; (d) change the definition of a quorum of the board of directors to require that at least one director nominated by each Significant Investor shall be required to constitute a quorum; (e) increase the notice time for special meetings of the board of directors to 48 hours advance notice in person, or four days advance notice by first-class mail; and (f) define a quorum for a committee of the board of directors as a majority of the members of any committee, provided that as long as a director nominated by each Significant Investor serves on the committee, the presence of such director shall be required to constitute a quorum.

A copy of the By-laws is attached as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference. This summary is qualified in its entirety by reference to the By-laws.

Item 8.01.	Other Events.

On August 14, 2009, Stream issued a press release announcing the Exchange, a copy of which is attached as Exhibit 99.1 to Stream’s Form 8-K filed with the Securities and Exchange Commission on August 14, 2009 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STREAM GLOBAL SERVICES, INC.

Date: August 20, 2009	By:	/s/ R. Scott Murray
	Name:	R. Scott Murray
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Share Exchange Agreement, dated as of August 14, 2009, among Stream Global Services, Inc., EGS Corp., EGS Dutchco B.V. and NewBridge International Investment Ltd.

3.1	Form of Certificate of Amendment of Certificate of Incorporation of Stream Global Services, Inc.

3.2	Form of Third Amended and Restated By-laws of Stream Global Services, Inc.

4.1	Stockholders Agreement, dated as of August 14, 2009, by and among Stream Global Services, Inc., Ares Corporate Opportunities Fund II, L.P., EGS Dutchco, B.V., NewBridge International Investment Ltd., Mr. R. Scott Murray and Trillium Capital LLC.

4.2	Amended and Restated Registration Rights Agreement, dated as of August 14, 2009, among Stream Global Services, Inc., Ares Corporate Opportunities Fund II, L.P., NewBridge International Investment Ltd., EGS Dutchco B.V., Mr. R. Scott Murray, and certain stockholders of Stream Global Services, Inc.

4.3	Letter Agreement, dated as of August 14, 2009, between Stream Global Services, Inc. and Ares Corporate Opportunities Fund II, L.P.